                                                                   EXHIBIT 10.21

                            FOURTH AMENDMENT TO LEASE

         This Fourth Amendment to Lease ("Fourth Amendment") is made this 6th day of February, 2001, by and between High Pointe I Development Group, LLC, a Colorado limited liability company ("Landlord") and Crown Media, Inc., a Delaware corporation ("Tenant").

                                    RECITALS

         WHEREAS, Landlord and Tenant entered into that certain Lease dated June 1, 1998 (the "Lease") pertaining to certain leased premises in the Building described as Suites 400 and 500; and

         WHEREAS, Landlord and Tenant entered into that certain First Amendment to Lease undated, except for Consent dated March 25, 1999 (the "First Amendment"), pertaining to the addition of the UPS Equipment Room to the Leased premises, as more particularly describe in the First Amendment; and

         WHEREAS, Landlord and Tenant entered into that certain Second Amendment to Lease dated August 17, 1999, (the "Second Amendment"), pertaining to the addition of the Technical Space Tenant Improvements and the Alternative Generator Pad Premises, as more particularly described in the Second Amendment; and

         WHEREAS, Landlord and Tenant entered into that certain Third Amendment to Lease dated September 26, 2000 (the "Third Amendment") related to the construction and use of the Generator Equipment Site (the First Amendment, Second Amendment and Third Amendment are referred to collectively as the "Amendments");

         WHEREAS, Landlord and Tenant further desire to amend the terms and conditions of the Lease pertaining to the inclusion of additional leased space within the Leased Premises.

         NOW THEREFORE, in consideration of the foregoing Recitals and the mutual engagements of the parties hereto, it is agreed as follows:

         1. TENANT'S SQUARE FOOTAGE. Paragraph 1.1.4 of the Lease is hereby amended to provide that Tenant's Square Footage for the Leased Premises, as previously amended by the First and Second Amendments, is hereby amended to approximately fifty-two thousand nine hundred eighty-eight (52,988) Rentable Square Feet (including the one thousand eight hundred sixty-five (1,865) Rentable Square Feet in the former Lankford & Associates, Inc. space (the "L&A Space"), and the eight hundred thirteen (813) Rentable Square Feet of the former Equity Title Agency, LLC space (the "Equity Space"), both on the First Floor of the Building as shown on Exhibit A attached hereto and incorporated by this reference herein). Schedule I of the Lease is also amended to reflect the new amount of Rentable Square Feet.

         2. TENANT'S PRO RATA SHARE. Paragraph 1.1.8 of the Lease is hereby amended to provide that Tenant's Pro Rata Share shall be approximately forty-four and 15/100 percent (44.15%), subject to adjustment pursuant to the Lease.

         3. OCCUPANCY OF ADDITIONAL LEASED PREMISES. Tenant shall take occupancy of the additional Leased Premises as follows:

                  (a) Equity Space: Tenant shall take occupancy of the Equity Space on the later to occur of the date of this Fourth Amendment or the date on which Landlord and Equity Title Agency, LLC execute a mutual lease termination agreement.

                  (b) L&A Space: Tenant shall take occupancy of the L&A Space on April 1, 2001; provided, however, that such occupancy date may be extended by Landlord until such time as Lankford & Associates, Inc.
         has completed its tenant finish work for its new space on the Second



Lankford/Crown Media, Inc. Fourth Amendment to Lease 1

         Floor of the Building. Landlord will use reasonable efforts to complete such tenant finish work prior to April 1, 2001. Commencing on the date Tenant is entitled to take occupancy of the L&A Space, the Rentable Square Feet of the L&A Space shall be included in the calculation of Base Rent.

         4. EQUITY SPACE TENANT IMPROVEMENTS. Tenant shall have the right to have Tenant Improvements within the Equity Space ("Equity Space Tenant Improvements") constructed by a contractor other then Lankford & Associates, Inc. under the supervision of Tenant's construction manager, Aspen Engineering & Construction Management Services, Inc. ("Aspen"). The construction of the Equity Space Tenant Improvements by Tenant shall be subject to the following additional terms and conditions:

                  (a) Tenant shall cause the Equity Space Tenant Improvements to be designed and constructed in compliance with all of the terms and conditions of the Lease, including, without limitation, paragraphs
         6.1.5 and 6.1.6 of the Lease. The plans and specifications for the design and construction of the Equity Space Tenant Improvements are subject to the prior review and approval of Landlord. Lankford & Associates, Inc. shall act as the authorized agent and representative of Landlord in connection with the granting of all approvals required to be given by Landlord of the Equity Space Tenant Improvements on behalf of Landlord. Gary Eikenhorst shall act as the designated representative of Lankford & Associates, Inc., and any agent or representative as may be designated, assigned and referenced by written notice to Landlord from Tenant shall act as the designated representative of Tenant.

                  (b) Tenant shall be responsible for, and shall pay when due, whether incurred before, on, or after the effective date of this Fourth Amendment, any fees or other compensation payable to Aspen, the contractors, suppliers and consultants providing services and materials relating to the design and construction of the Equity Space Tenant Improvements.

                  (c) Tenant shall be responsible for applying for all municipal, state and federal permits and authorizations (collectively "Approvals"), required to install the Equity Space Tenant Improvements.

                  (d) Tenant shall, at Tenant's expense maintain or cause, in the case of any contractors or subcontractors, to be maintained in force and effect on the Project at all times during the construction of the Equity Space Tenant Improvements: all risk builder's risk insurance in an amount equal to one hundred percent (100%) of the replacement cost of the Equity Space Tenant Improvements, providing all risk coverage on the Equity Space Tenant Improvements and materials stored on the Property and elsewhere and including the perils of collapse, water damage, business interruption, boiler/machinery coverage, permission to occupy, interest costs and other risks typically insured under such type of policy; and commercial, general liability for Tenant and Tenant's contractors and subcontractors including blanket contractual liability, products and completed operations, personal injury (including employees), independent contractors, explosion, collapse, and other risks typically insured under such type of policy.

                  (e) Landlord shall contribute an amount equal to twenty-two dollars and eleven cents ($22.11) per Rentable Square Foot, less two thousand three hundred fifty dollars ($2,350.00) previously paid for the existing door and demising walls ("Equity Space Allowance"), toward the cost to construct the Equity Space Tenant Improvements. Tenant shall be entitled to receive payment of the Equity Space Allowance in accordance with the following terms and conditions:

                           (i) Upon completion of the Equity Space Tenant
                  Improvements, Tenant shall submit a written application to Landlord for payment of the Equity Space Allowance specifying by name and amount the parties to whom Tenant is currently obligated for labor and materials in place and directly related to the construction of the Equity Space



Lankford/Crown Media, Inc. Fourth Amendment to Lease 2

                  Tenant Improvements accompanied by such schedules, affidavits, leases, waivers, statements, invoices, bills, and other documents as Landlord may reasonably request ("Application for Allowance").

                           (ii) The Application for Allowance shall be
                  accompanied by:

                                    (A) A direct construction cost breakdown and
                           request for payment in form of the Application and Certificate for Payment (AIA document G702 and G703), currently dated and executed by the general contractor and architect.

                                   (B) Such other invoices, receipts, bills,
                           bills of sales, and statements as may be reasonably required by the Landlord to substantiate the amount requested and the appropriateness of the Application for Allowance;

                                   (C) Unconditional waiver of liens from each
                           contractor and subcontractor who has done work or furnished materials for construction of the Equity Space Tenant Improvements in form satisfactory to Landlord;

                                    (D) A waiver of lien from any general
                           contractor for all work, materials and services covered by the Application for Allowance conditioned only upon payment of the Application for Allowance in a form satisfactory to Landlord;

                                   (E) Evidence that any required inspections
                           and approvals by any governmental authority or other political subdivision, agency, or instrumentality exercising jurisdiction over the Project have been satisfactorily completed or granted as the case may be.

                           (iii) Under no circumstances shall Landlord be
                  required to make payment of an item on the Application for Allowance if Landlord believes that: the work has not been completed; the work has not been completed in a workmanlike manner; the work has not been completed in accordance with the plans and specifications as submitted to and approved by Landlord; or any of the terms, conditions or approvals required under the Lease, or the Amendments have not been complied with.

         5. L&A SPACE TENANT IMPROVEMENTS. Any alterations or further tenant improvements to the L&A Space shall be at Tenant's sole cost and expense, and must comply with all terms and conditions of the Lease, including, without limitation, paragraph 6.1.4.

         6. GUARANTOR. Hallmark Entertainment, Inc. shall not be guarantor of the obligations of Tenant created by this Fourth Amendment. The Guaranty of Lease Obligations dated June 1, 1998 by Hallmark Entertainment, Inc. for the benefit of Landlord shall remain in full force and effect with respect to the Lease and the Amendments.

         7. LEGAL EFFECT. Capitalized terms shall have the meanings set forth herein or in the Lease and the Amendments. To the extent the terms and conditions of the Lease and the Amendments are inconsistent with this Fourth Amendment, the terms and conditions of this Fourth Amendment shall apply. In all other respects, the terms and conditions of the Lease and the Amendments, except as amended by this Fourth Amendment, are and shall remain in full force and effect, and the terms and conditions of the Lease and the Amendments are hereby incorporated by this reference.



Lankford/Crown Media, Inc. Fourth Amendment to Lease 3

          This Fourth Amendment is executed as of the date set forth above.

LANDLORD:                                 TENANT:

HIGH POINTE I DEVELOPMENT GROUP,          CROWN MEDIA, INC., a Delaware
LLC, a Colorado limited liability         corporation
company

By: LANKFORD & ASSOCIATES, INC., a
Colorado corporation

(Managing Manger)




By: /s/ ROBERT V. LANKFORD                By: /s/ RUSSELL H. GIVENS, JR.
   --------------------------------          ---------------------------------
   Robert V. Lankford, President             Russell H. Givens, Jr., President
                                              and Chief Executive Officer


Lankford/Crown Media, Inc. Fourth Amendment to Lease 4

                                   EXHIBIT A


                                  [FLOOR PLAN]